Exhibit 99.1

Press Release

ABB completes acquisition of Power-One

ABB becomes a global leader in the most attractive part of the solar photovoltaic (PV) value chain

Zurich, Switzerland, July 25, 2013 – ABB (NYSE: ABB), the leading power and automation technology group, and Power-One, Inc., a leading provider of renewable energy and of energy-efficient power conversion and power management solutions, confirmed that ABB has completed its previously announced acquisition of Power-One.

The transaction positions ABB as a leading global supplier of solar inverters, which play a critical role in converting the sun’s energy into electric current and controlling its flow into the power system. Power-One has one of the market’s most comprehensive offerings of solar inverters, ranging from residential to utility applications, and a broad global manufacturing footprint. It also has a power solutions portfolio that is adjacent to ABB’s business. Power-One employs almost 3,500 people, mainly in China, Italy, the United States and Slovakia.

“The acquisition of Power-One expands our renewables businesses and provides substantial opportunities to create value for our customers, employees and shareholders,” said ABB’s CEO, Joe Hogan. “The combination of Power-One and ABB is fully in line with our 2015 strategy and creates a global player with the scale to compete successfully. We are pleased to welcome the Power-One employees on board.”

“We are happy to join the ABB family and look forward to a bright common future,” said Richard J. Thompson, CEO of Power-One. “Together we can better address the growing worldwide demand for innovative, renewable energy solutions and strengthen our global leadership. ABB is the right partner and now is the ideal time for our companies to join forces.”

ABB’s leading portfolio in power and automation, global footprint and service organization make it a natural player in solar PV. ABB has brought its solutions to the solar PV industry for many years. Solar inverters are one of the fastest-developing technologies in power electronics, requiring substantial research and development (R&D) resources. In 2012, ABB invested about $1.5 billion in R&D overall.

“The combination of these two successful companies will create significant value-driven growth based on global reach, high quality and technology leadership,” said Ulrich Spiesshofer, head of ABB’s Discrete Automation and Motion division. “We are looking forward to a successful collaboration.”

ABB (www.abb.com) is a leader in power and automation technologies that enable utility and industry customers to improve their performance while lowering environmental impact. The ABB Group of companies operates in around 100 countries and employs about 145,000 people. In the United States, ABB had revenues of $6.7 billion and its workforce grew to nearly 20,000 employees in 2012.

Press Release

Important notice about forward-looking information

This press release contains “forward-looking statements” including statements regarding ABB’s expectations. Such forward-looking statements are based on current expectations but are subject to risks and uncertainties, many of which are difficult to predict and are beyond the control of ABB, which could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect ABB’s business, particularly those identified in the cautionary factors discussion in ABB’s Annual Report on Form 20-F for the year ended Dec. 31, 2012. ABB undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information please contact:

ABB Group Media Relations:

Thomas Schmidt; Antonio Ligi

(Zurich, Switzerland)

Tel: +41 43 317 6568

media.relations@ch.abb.com

 http://twitter.com/ABBcomms

Investor Relations:

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USA: Tel. US: Tel: +1 919 856 38 27

investor.relations@ch.abb.com